UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. __)
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NATIONWIDE MUTUAL FUNDS

(Name of Registrant as Specified In Its Charter)

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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

July 18, 2025

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Invesco Core Plus Bond Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide BNY Mellon Core Plus Bond Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of Invesco Advisers, Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Insight North America LLC (“Insight”) as the Fund’s subadviser. These changes became effective on May 12, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until October 31, 2025. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 855-206-0820.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Invesco Core Plus Bond Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “Nationwide BNY Mellon Core Plus Bond Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund provides its shareholders with an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective May 12, 2025, Invesco Advisers, Inc. (“Invesco”) began serving as the subadviser to the Fund, following the termination of Insight North America LLC (“Insight”), the Fund’s previous subadviser.

Invesco is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Invesco is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Invesco, located at 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309, as the new subadviser to the Fund. The Board approved the appointment of Invesco as the subadviser to the Fund on May 6, 2025. Factors considered by the Board in making its decision to approve Invesco as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund commenced operations on April 22, 2013 and Insight was the Fund’s subadviser from February 2022 to May 12, 2025. NFA’s recommendation to replace Insight took into account many factors, including challenges experienced during Insight’s repositioning of the Fund’s portfolio in connection with a significant redemption from the Fund. NFA selected Invesco due to its extensive history in managing fixed-income strategies and the strength and consistency of its core plus bond strategy.

INVESCO

Based on an analysis of Invesco’s management team, investment capabilities and processes, compliance program and operational capabilities, NFA recommended to the Board that Invesco be appointed to serve as the Fund’s subadviser.

As subadvised by Invesco, the Fund is designed to provide a diversified portfolio of different types of bonds. In contrast to a typical core bond strategy, the Fund also invests a portion of its assets in bonds and other debt securities that carry higher risks, but which potentially offer higher investment rewards. The bonds in which the Fund invests include U.S. and foreign corporate bonds, U.S. government securities, bonds issued by foreign governments, asset-backed securities and mortgage-backed securities. The Fund may invest in securities issued by foreign issuers, including those that are located in emerging market countries, although the Fund does not invest more than 30% of its net assets in foreign securities. Some foreign securities may be denominated in currencies other than the U.S. dollar.

The Fund invests in mortgage-backed securities. Mortgage-backed securities may be either pass-through securities issued by U.S. government agencies, such as Ginnie Mae, Fannie Mae or Freddie Mac, or collateralized mortgage obligations issued either by U.S. government agencies or by private issuers. The Fund may purchase many U.S. agency pass-through securities on a when-issued (also known as “to-be-announced”) basis, and it may also purchase or sell such securities for delayed delivery. When entering into such a transaction, the Fund buys or sells securities with payment and delivery scheduled to take place in the future.

The Fund may invest in illiquid or thinly traded securities. The Fund may also invest in securities that are subject to resale restrictions such as those contained in Rule 144A promulgated under the Securities Act of 1933, as amended.

The Fund may invest in derivatives, such as options, futures, options on futures, forward foreign currency contracts and swaps, either as a substitute for investing directly in an underlying asset, to increase returns, to manage foreign currency, credit, or interest rate risk, to manage effective duration, as part of a hedging strategy, or for other purposes related to the management of the Fund.

The Fund normally invests primarily in bonds that are rated, at the time of purchase, investment grade or the unrated equivalent as determined by Invesco. The Fund may, however, invest up to 20% of its net assets at the time of purchase, in high-yield bonds. Under normal circumstances, the Fund invests at least 80% of its net assets in bonds.

In managing the Fund, Invesco’s portfolio managers rely on a team of internal specialists.  The portfolio managers primarily select investment grade fixed-income securities included in the Bloomberg U.S. Aggregate Bond Index (the “Index”), using the Index as a reference to decide on appropriate risk factors such as sector and issuer weightings and duration relative to the Index. Using a bottom-up approach to recommend larger or smaller exposures to these risk factors, the specialists seek attractive risk-reward opportunities and securities they believe best enable the portfolio managers to pursue those opportunities. The portfolio managers consider the specialists’ recommendations in adjusting the Fund’s risk exposures and security selections on a real-time basis using proprietary communication technology.

Invesco attempts to maintain (i) a dollar-weighted average portfolio maturity of between three and 10 years; and (ii) a duration of within +/- two years of the Index. These maturity and duration targets are guidelines only and Invesco may deviate from them in its discretion without advance notice to shareholders. Invesco utilizes active duration (i.e., making investments to reduce or increase the sensitivity of the Fund’s portfolio to interest rate changes) and yield curve positioning (i.e., making investments that allow the Fund to benefit from varying interest rates) for risk management and for generating returns of investments in excess of the Index.

Decisions to purchase or sell securities are determined by the relative value considerations of the portfolio managers that factor in economic and credit-related fundamentals, market supply and demand, market dislocations and situation-specific opportunities. The purchase or sale of securities may be related to a decision to alter the Fund’s macro risk exposure (such as duration, yield curve positioning and sector exposure), a need to limit or reduce the Fund’s exposure to a particular security or issuer, degradation of an issuer’s credit quality, or general liquidity needs of the Fund. The Fund may engage in active and frequent trading of portfolio securities.

Michael Hyman, Matthew Brill, CFA, Todd Schomberg, CFA and Chuck Burge are primarily responsible for the day-to-day management of the Fund.

Mr. Hyman is Head of Global Credit Strategies for Invesco Fixed Income. He joined Invesco in 2013.

Mr. Brill is Head of North America Investment Grade Credit and a Senior Portfolio Manager for Invesco Fixed Income. He joined Invesco in 2013.

Mr. Schomberg is a Senior Portfolio Manager for Invesco Fixed Income. He joined Invesco in 2016.

Mr. Burge is a Senior Portfolio Manager for Invesco Fixed Income. He joined Invesco in 2002.

Based on the foregoing considerations, NFA recommended to the Board that Invesco be approved as the subadviser to the Fund.

BOARD CONSIDERATIONS

At a special meeting held on May 6, 2025, the Board, of which all of the members are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed, and upon NFA’s recommendation, unanimously approved the appointment of Invesco as the subadviser to the Fund. The Board was provided with detailed materials relating to Invesco in advance of the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Invesco as the Subadviser. In making its determinations, the Board took into account information provided to it by NFA as to the services to be provided by Invesco under the subadvisory agreement, including information relating to Invesco’s investment strategy and process for the Fund. The Board also considered information provided to it regarding the experience of the investment personnel of Invesco who would be managing the Fund.

Investment Performance. The Board considered information concerning the past performance record of Invesco in managing the investment strategy it intended to use in managing the Fund’s assets.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to Invesco with respect to the Fund. The Board considered that the subadvisory fee rate proposed to be paid to Invesco was anticipated to result in an overall lower effective subadvisory fee rate to be paid by NFA with respect to the Fund. The Board considered that NFA agreed to share approximately 50% of the reduction in subadvisory fees with the Fund’s shareholders by reducing the Fund’s fee cap.

Profitability; Fallout Benefits. No information was presented to the Board regarding Invesco’s expected profitability as a result of the subadvisory agreement. The Board considered the profitability information provided regarding NFA’s expected profitability from the Investment Advisory Agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other series of the Trust.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement with Invesco.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Invesco, dated May 7, 2025 (the “Agreement”), was approved by the Board, all of the members being Independent Trustees, on May 6, 2025. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the previous subadvisory agreement with Insight. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2027, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Invesco. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Invesco (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Invesco and for overseeing and reviewing the performance of Invesco. Invesco is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Invesco is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Invesco selects and to negotiate commissions to be paid on such transactions. In doing so, Invesco is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Invesco and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Invesco is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Invesco’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Invesco for any liability and expenses which may be sustained by Invesco as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Invesco establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Invesco to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Invesco and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT INVESCO

Invesco is located at 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. The following table sets forth the names and principal occupations of the principal executive officers of Invesco. The address of each person listed below is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309.

Name	Title
Jeffrey H. Kupor	Director
Todd Kuehl	Chief Compliance Officer

Laura A. Dukes	Director
Terry G. Vacheron	Chief Financial Officer
Mark W. Gregson	Chief Accounting Officer and Controller
Tony L. Wong	Chairman, Director, President, and Chief Executive Officer

Invesco is a registered investment advisory firm with the SEC and as successor in interest to multiple investment advisers, is an indirect wholly owned subsidiary of Invesco Ltd., a publicly traded company that, through its subsidiaries, engages in the business of investment management on an international basis.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B. During the fiscal year ended October 31, 2024, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 10, 2024. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 23, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of June 27, 2025, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of June 27, 2025, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of June 27, 2025, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of Invesco as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 1-18-102, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Invesco, nor do any such Officers or Trustees own securities issued by Invesco or have any other material direct or indirect interest in Invesco.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 855-206-0820.

By Order of the Board of Trustees of Nationwide Mutual Funds,

Stephen R. Rimes, Secretary

July 18, 2025

EXHIBIT A
SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Invesco (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide Invesco Core Plus Bond Fund (formerly, Nationwide BNY Mellon Core Plus Bond Fund)	0.16% on all Subadviser Assets

Notwithstanding the foregoing, the amount of the fee payable by NFA to Invesco shall be reduced by an amount equal to the dollar amount Invesco earns as investment adviser or subadviser to any other investment company or pooled investment vehicle advised by it (“Invesco Fund”) that is attributable to the investment of any Subadviser Assets in an Invesco Fund (the “Offset Amount”).  NFA agrees that it shall reimburse the Fund by the full amount of any Offset Amount that is attributable to the investment of such Fund’s assets in an Invesco Fund.

A-1

EXHIBIT B
INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide Invesco Core Plus Bond Fund (formerly, Nationwide BNY Mellon Core Plus Bond Fund)
0.45% on assets up to $500 million;
0.425% on assets of $500 million and more but less than $1 billion;
0.40% on assets of $1 billion and more but less than $1.5 billion; and
0.39% on assets of $1.5 billion and more

B-1

EXHIBIT C
INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2024. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide Invesco Core Plus Bond Fund	$2,239,607

C-1

EXHIBIT D
OUTSTANDING SHARES

As of June 27, 2025, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide Invesco Core Plus Bond Fund – Class A	1,007,920.869
Nationwide Invesco Core Plus Bond Fund – Class R6	14,147,936.562
Nationwide Invesco Core Plus Bond Fund – Institutional Service Class	897,208.559

D-1

EXHIBIT E
5% SHAREHOLDERS

As of June 27, 2025, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
Nationwide Invesco Core Plus Bond Fund – Class A
UBS WM USA WEEHAWKEN NJ 07086-6761	397,969.775	39.48%
CHRISTINE A MCDONALD 2020 IRREVOCABLE TRUST LAKEWOOD RCH FL 34211-1169	135,889.964	13.48%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS SAN FRANCISCO CA 94105-1901	82,526.984	8.19%
NATIONWIDE TRUST COMPANY FSB COLUMBUS OH 43218-2029	25,271.774	2.51%

Nationwide Invesco Core Plus Bond Fund – Class R6
NATIONWIDE TRUST COMPANY FSB COLUMBUS OH 43218-2029	13,304,844.149	94.04%

Nationwide Invesco Core Plus Bond Fund – Institutional Service Class
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS OH 43218-2029	313,433.474	34.93%
UBS WM USA WEEHAWKEN NJ 07086-676	250,479.223	27.92%
LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT SAN DIEGO CA 92121-3091	100,941.625	11.25%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS SAN FRANCISCO CA 94105-1901	79,486.404	8.86%

E-1

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

Nationwide Invesco Core Plus Bond Fund
(formerly, Nationwide BNY Mellon Core Plus Bond Fund)
NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT
July 18, 2025

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide Invesco Core Plus Bond Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide BNY Mellon Core Plus Bond Fund.” We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: Nationwide Invesco Core Plus Bond Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the selection of Invesco Advisers, Inc. to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Insight North America LLC as the subadviser to the Fund. This change became effective on May 12, 2025. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

All shareholders of record as of June 27, 2025, will receive this Notice. This Notice will be sent to shareholders on or about August 1, 2025. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until October 31, 2025. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 855-206-0820.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.